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                                                                   EXHIBIT 10.16

                                                                  EXECUTION COPY






                         MASTER ASSET PURCHASE AGREEMENT

              FOR THE PHOTOFINISHING BUSINESS OF NASHUA CORPORATION

                                     BETWEEN

                               DISTRICT PHOTO INC.

                                       AND

                               NASHUA CORPORATION

                           Dated as of March 10, 1998

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                                TABLE OF CONTENTS


                                                                            Page

1.       GENERAL...............................................................1
         1.1      Definitions..................................................1
         1.2      U.S. Dollars.................................................2
         1.3      Schedules and Exhibits.......................................2

2.       PURCHASE AND SALE.....................................................3
         2.1      Agreement to Sell and to Purchase; Purchase Price............3
         2.2      Payment of Purchase Price....................................3
         2.3      Brokers......................................................3

3.       [INTENTIONALLY OMITTED.]..............................................3

4.       REPRESENTATIONS AND WARRANTIES OF SELLER..............................3
         4.1      Organization, Good Standing and Qualification................3
         4.2      Authority of Seller..........................................4
         4.3      Governmental Approvals.......................................4
         4.4      Litigation...................................................4
         4.5      Fairness Opinion.............................................4

5.       REPRESENTATIONS AND WARRANTIES OF BUYER...............................5
         5.1      Organization and Good Standing...............................5
         5.2      Authority of Buyer...........................................5
         5.3      Governmental Approvals.......................................5
         5.4      Litigation...................................................6

6.       OTHER AGREEMENTS......................................................6
         6.1      Conduct of the Business......................................6
         6.2      Access to Records and Information............................6
         6.3      Filings and Authorizations...................................6
         6.4      Bulk Sales...................................................7
         6.5      Maintenance of, and Access to Records........................7
         6.6      Notice of Breaches; Updates..................................7
         6.7      No Solicitation of Offers....................................8
         6.8      Consummation of Agreement....................................9
         6.9      Non-Competition..............................................9
         6.10     Non-Solicitation............................................11

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                                                                            Page


7.       CONDITIONS PRECEDENT TO THE OBLIGATIONS
         OF BUYER TO CLOSE....................................................11
         7.1      Fulfillment of Covenants....................................11
         7.2      Accuracy of Representations and Warranties..................11
         7.3      Authorizations and Consents.................................11
         7.4      No Litigation...............................................12
         7.5      Seller's Certificate........................................12
         7.6      Opinion of Counsel..........................................12
         7.7      HSR Act and Similar Matters.................................12

8.       CONDITIONS PRECEDENT TO SELLER'S OBLIGATION
         TO CLOSE.............................................................12
         8.1      Fulfillment of Covenants....................................12
         8.2      Accuracy of Representations and Warranties. ................12
         8.3      Authorizations and Consents.  ..............................13
         8.4      No Litigation. .............................................13
         8.5      Buyer's Certificate. .......................................13
         8.6      Opinion of Counsel..........................................13
         8.7      HSR Act and Similar Matters.................................13

9.       CLOSING..............................................................13
         9.1      General.....................................................13
         9.2      At the Closing..............................................14
         9.3.     Canada......................................................14

10.      INDEMNIFICATION......................................................15
         10.1     Indemnification by Buyer....................................15
         10.2     Indemnification by Seller...................................15
         10.3     Time Limitation.............................................16
         10.4     Third Party Claims..........................................16
         10.5     Limitation..................................................17
         10.6     Payment of Claims; Arbitration..............................18
         10.7     Limitation on Remedies......................................18

11.      GUARANTEES...........................................................18

12.      TERMINATION..........................................................19
         12.1     Termination Events..........................................19
         12.2     Effect of Termination. .....................................20

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                                                                            Page


13.      MISCELLANEOUS........................................................20
         13.1     Survival of Representations and Warranties..................20
         13.2     Amendments..................................................20
         13.3     Notices.....................................................20
         13.4     Expenses....................................................22
         13.5     Waiver......................................................22
         13.6     Headings....................................................22
         13.7     Entire Agreement............................................22
         13.8     Assignment..................................................22
         13.9     Governing Law; Time of the Essence..........................23
         13.10    Counterparts................................................23
         13.11    Publicity...................................................23
         13.12    Specific Performance........................................23
         13.13    Jurisdiction................................................23
         13.14    Legal Fees..................................................23
         13.15    Actions.....................................................23
         13.16    Terms.......................................................24
         13.17    Construction................................................24


SCHEDULES [Not Included in Filing]

Schedule 1.1  -  Asset Purchasers and Asset Sellers
Schedule 4.2  -  Authority of Seller
Schedule 4.3  -  Governmental Approvals
Schedule 4.4  -  Litigation
Schedule 5.2  -  Authority of Buyer
Schedule 5.3  -  Governmental Approvals
Schedule 5.4  -  Litigation


EXHIBITS [Not Included in Filing]

Exhibit A-    Asset Purchase Agreement (U.S.)
Exhibit B-    Asset Purchase Agreement (CANADA)
Exhibit C-    Asset Purchase Agreement (UK)


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                         MASTER ASSET PURCHASE AGREEMENT


         This MASTER ASSET PURCHASE AGREEMENT (this "Agreement") dated as of March 10, 1998 between Nashua Corporation, a corporation organized under the laws of the State of Delaware ("Seller"), and District Photo Inc., a corporation organized under the laws of the District of Columbia ("Buyer").


                              W I T N E S S E T H:

         WHEREAS, Seller desires to sell or cause to be sold, and Buyer desires to acquire, the Business, as hereinafter defined; and

         WHEREAS, the Business will be transferred to Buyer pursuant hereto by means of a sale and purchase of the Acquired Assets, as hereinafter defined, and the assumption of the Assumed Liabilities, as hereinafter defined.

         NOW, THEREFORE, the parties hereto agree as follows:

1.       GENERAL.

         1.1 Definitions. The terms defined in this Section 1.1, whenever used in this Agreement, shall have the following meanings for all purposes of this
Agreement:

         "Acquired Assets" means the Assets purchased by Buyer or the Asset Purchasers pursuant to the Asset Purchase Agreements.

         "Acquisition Proposal" shall have the meaning given such term in
Section 6.7(a).

         "Affiliate" means any entity that directly, or indirectly through one or more entities, controls or is controlled by, or is under common control with, the person specified. As used herein, "control", "controls" and "controlled" means the ownership of 50% or more of the voting interests of the entity in question.

         "Assets" means substantially all of the assets, properties, rights, privileges, claims, contracts and interests of every kind and description, real, personal or mixed, tangible or intangible, absolute or contingent, wherever situated, whether or not carried or reflected on the books and records of the Asset Sellers, owned or held by the Asset Sellers and used in the conduct of the Business.

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         "Asset Purchaser" and "Asset Purchasers" means, respectively, each and all of the entities designated in Schedule 1.1 or to be designated within seven
(7) days prior to the Closing in accordance with this Agreement.

         "Asset Purchase Agreement" and "Asset Purchase Agreements" means, respectively, each and all of those agreements attached hereto as Exhibits A, B and C.

         "Asset Seller" and "Asset Sellers" means, respectively, each and all of the entities designated as such in Schedule 1.1.

         "Business" means the business and operations conducted by the Asset Sellers, consisting primarily of photofinishing, and marketing and sale of photo-related products, in the United States, Canada, and the United Kingdom.

         "Buyer's Knowledge" means the actual knowledge or conscious awareness, without independent investigation, of any executive officer of Buyer.

         "Closing" shall have the meaning given such term in Section 9.1.

         "Closing Date" shall have the meaning given such term in Section 9.1.

         "Disclosure Schedule or Disclosure Schedules" means any disclosure schedule attached to this Agreement or to any Asset Purchase Agreement.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Purchase Price" shall have the meaning given such term in Section 2.1.

         "Seller's Knowledge" means the actual knowledge or conscious awareness, without independent investigation, of any executive officer of Seller.

         "U.S." means the United States of America.

         1.2 U.S. Dollars. Unless otherwise indicated herein, in the Asset Purchase Agreements, or on the Schedules hereto or thereto, all references to amounts in dollars ($) shall mean U.S. dollars. For purposes of determining the application of the terms of this Agreement to items denominated in a currency other than U.S. dollars, the relevant currency shall be converted to U.S. dollars at the applicable spot exchange rate published in the currency crossrate table of The Wall Street Journal (New York edition) on the date of this Agreement (or, if applicable, on the date as of which such calculation is made).

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         1.3 Schedules and Exhibits. A "Schedule" which is identified in this
Agreement or any Asset Purchase Agreement means part of the Disclosure Schedule prepared by Seller or any Asset Seller and delivered to Buyer or any Asset Purchaser pursuant to this Agreement or any Asset Purchase Agreement to disclose factual matters concerning the Business. An "Exhibit" is an agreement or other document attached to this Agreement or any Asset Purchase Agreement and made a part hereof or thereof.

2.       PURCHASE AND SALE.

         2.1 Agreement to Sell and to Purchase; Purchase Price. Subject to the terms and conditions set forth herein, Seller agrees to cause to be sold, conveyed, assigned, transferred and delivered the Acquired Assets by the Asset Sellers to Buyer or the Asset Purchasers pursuant to the Asset Purchase Agreements. Subject to the terms and conditions herein set forth, Buyer agrees to purchase, or cause to be purchased by the Asset Purchasers, the Acquired Assets and to assume, or cause to be assumed by the Asset Purchasers, those liabilities of the Asset Sellers specified in the Asset Purchase Agreements (the "Assumed Liabilities"). The aggregate purchase price for the Acquired Assets (the "Purchase Price") shall be Fifty-two Million, Five Hundred Thousand Dollars ($52,500,000), subject to adjustment as provided in the Asset Purchase Agreements (but not subject to adjustment for Buyer's and the Asset Purchasers' assumption of the Assumed Liabilities) and shall be allocated as reflected in the Asset Purchase Agreements.

         2.2 Payment of Purchase Price. Subject to the terms and conditions set forth herein, in full consideration for the sale, conveyance, assignment, transfer and delivery of the Acquired Assets, Buyer shall deliver or cause to be delivered by the Asset Purchasers to Seller the Purchase Price payable at the Closing by wire transfer of immediately available funds to an account or accounts designated in writing by Seller for the benefit of each Asset Seller (with Seller acting as agent for each Asset Seller).

         2.3 Brokers. Except for BT Alex. Brown Incorporated, whose fees and expenses shall be the sole responsibility of Seller, Seller represents and warrants that it has not employed or incurred any liability to any broker, agent or finder in connection with any transaction contemplated by this Agreement, nor has it employed or retained any other person whose compensation is directly contingent on the closing of the transactions contemplated by this Agreement. Buyer represents and warrants that it has not employed or incurred any liability to any broker, agent or finder in connection with any transaction contemplated by this Agreement.

3.       [INTENTIONALLY OMITTED.]

4.       REPRESENTATIONS AND WARRANTIES OF SELLER.

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         Seller represents and warrants to Buyer that the statements contained in this Article 4 are on the date hereof, and on the Closing Date will be, true and correct:

         4.1 Organization, Good Standing and Qualification. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has full corporate power and authority to own or lease its properties and carry on its business as presently conducted.

         4.2 Authority of Seller. Seller has all necessary authority and power to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Seller and no other action on the part of Seller is required in connection therewith. This Agreement constitutes, or when executed and delivered will constitute, the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. The execution, delivery and performance by Seller of this Agreement does not, and the performance by Seller of the transactions contemplated hereby will not:

                  (a) violate any provision of the Certificate of Incorporation or By-Laws of Seller; or

                  (b) subject to the requirements of the HSR Act, violate any laws of the United States or other jurisdiction applicable to Seller or, except as expressly contemplated by this Agreement, require Seller to obtain any approval, consent or waiver of any person or entity (governmental or otherwise) that has not been obtained or made; or

                  (c) except as disclosed in Schedule 4.2, result in a violation or any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party, except for any such violations, breaches, defaults or other occurrences which would not in any respect prevent or delay Seller from performing its obligations under this Agreement.

         4.3 Governmental Approvals. Except for applicable requirements of the HSR Act, or as disclosed in Schedule 4.3, neither Seller nor any Asset Seller is required to submit any notice, report or other filing with or to any governmental body in connection with the execution, delivery or performance of this Agreement by Seller and the consummation of the transactions contemplated hereby.

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         4.4 Litigation.   Except as disclosed in Schedule 4.4, no litigation,
claim, administrative proceeding or other proceeding or governmental investigation is pending or, to Seller's Knowledge, threatened, which would prevent or delay the execution, delivery or performance of this Agreement or any agreement, instrument or document contemplated hereby by Seller or the consummation by Seller of the transactions contemplated hereby.

         4.5 Fairness Opinion. Seller has received the opinion from BT Alex. Brown Incorporated to Seller, dated March 8, 1998, that the consideration to be received by Seller for the Business pursuant to this Agreement and the Asset Purchase Agreements is fair to Seller from a financial point of view.

5.       REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants to Seller that the statements contained in this Article 5 are on the date hereof, and as of the Closing Date will be, true and correct:

         5.1 Organization and Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the District of Columbia. Buyer has full corporate power and authority to own or lease its properties and carry on its business as presently conducted.

         5.2 Authority of Buyer. Buyer has all necessary authority and power to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement constitutes, or when executed and delivered will constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The execution, delivery and performance by Buyer of this Agreement does not, and the performance by Buyer of the transactions contemplated hereby, will not:

                  (a) violate any provision of the Articles of Incorporation or By-Laws of Buyer; or

                  (b) subject to the requirements of the HSR Act, violate any laws of the United States or other jurisdiction applicable to Buyer or, except as expressly contemplated by this Agreement, require Buyer to obtain any approval, consent or waiver of any person or entity (governmental or otherwise) that has not been obtained or made; or

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                  (c) except as disclosed in Schedule 5.2, result in violation or any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer is a party, except for any such violations, breaches, defaults or other occurrences which would not in any respect prevent or delay Buyer from performing its obligations under this Agreement.

         5.3 Governmental Approvals. Except for applicable requirements of the HSR Act, or as disclosed in Schedule 5.3, neither Buyer nor any Asset Purchaser is required to submit any notice, report or other filing with or to any governmental body in connection with the execution, delivery or performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby.

         5.4 Litigation. Except as disclosed in Schedule 5.4, no litigation, claim, administrative proceeding or other proceeding or governmental investigation is pending or, to Buyer's Knowledge, threatened, which would prevent or delay the execution, delivery or performance of this Agreement or any agreement, instrument or document contemplated hereby by Buyer or the consummation by Seller of the transactions contemplated hereby.

6.       OTHER AGREEMENTS.

         6.1 Conduct of the Business. During the period from the date of this Agreement to the Closing, Seller shall, and shall cause each Asset Seller to, conduct the Business substantially in the same manner as conducted prior to the date hereof, shall maintain the Acquired Assets in a normal business manner consistent with past practice and shall pay its debts (including without limitation accounts payable) as they come due consistent with past practice.

         6.2 Access to Records and Information. Buyer shall have such access as is provided for in Section 6.6 of the Asset Purchase Agreements.

         6.3 Filings and Authorizations. Each of Buyer and Seller shall make an HSR Act filing (the "HSR Act Filing") no later than March 13, 1998 (the "HSR Filing Date"), and shall coordinate their filing dates to enable contemporaneous filing. Buyer shall pay the filing fee required to be paid to the Federal Trade Commission in connection with the HSR Act Filing. Each of Buyer and Seller shall pay all other fees and expenses incurred by


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Buyer or Seller, respectively, in connection with the HSR Act Filing. Buyer and
Seller shall cooperate with each other and promptly take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable to obtain favorable review of the proposed transaction under the HSR Act. Buyer and Seller each agrees to use commercially reasonable efforts to resolve any objections that may be asserted with respect to the transactions contemplated hereunder by the Department of Justice, the Federal Trade Commission, any State Attorney General or any other governmental entity (including, without limitation, objections under any antitrust laws); provided, however, that neither party shall be required to accept any condition or restriction, including, without limitation, the disposition of assets, which would materially adversely impact the economic or business benefits of the transactions contemplated hereby. Buyer and Seller agree to use reasonable efforts to take such action as may be required by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the transaction hereunder as violative of the antitrust laws, in order to avoid the entry of, or to cause the withdrawal or voiding of, any injunction, temporary restraining order or other order which has the effect of preventing the consummation of the transactions contemplated by this Agreement.

         6.4 Bulk Sales. It may not be practicable to comply or attempt to comply with the procedures of the bulk sales or bulk transfers acts or laws of any or all of the states or other jurisdictions in which the Acquired Assets are situated (or of any state or jurisdiction) which may be asserted to be applicable to the transactions contemplated hereby. Buyer and Seller therefore waive any requirements for compliance with any or all of such laws.

         6.5 Maintenance of, and Access to Records. Buyer shall, and shall cause each Asset Purchaser to, permit Seller and the Asset Sellers to have reasonable access to all business records turned over to Buyer or the Asset Purchasers in accordance with this Agreement or the Asset Purchase Agreements; provided, however, that such access shall be allowed only during normal business hours, with reasonable advance notice and in such manner as not to interfere unreasonably with the normal business operations of the Business. Buyer shall preserve and maintain the records relating to the Business which are part of the Acquired Assets for at least seven (7) years after the Closing Date or longer if required by the Internal Revenue Service or any other government agency, domestic or foreign.

         6.6 Notice of Breaches; Updates.

                  (a) Seller shall promptly deliver or cause any Asset Seller to deliver promptly to Buyer written notice of any event or development that would
(i) render any statement, representation or warranty of Seller in this Agreement or of any Asset Seller in

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any Asset Purchase Agreement (including exceptions set forth in any Schedule)
inaccurate or incomplete, or (ii) constitute or result in a breach by Seller or any Asset Seller of, or a failure by Seller or any Asset Seller to comply with, any agreement or covenant in this Agreement or any Asset Purchase Agreement or related to the Business applicable to Seller or any Asset Seller, as the case may be. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

                  (b) Buyer shall promptly deliver to Seller written notice of any event or development that would (i) render any statement, representation or warranty of Buyer in this Agreement or any Asset Purchase Agreement inaccurate or incomplete, or (ii) constitute or result in a breach by Buyer of, or a failure by Buyer to comply with, any agreement or covenant in this Agreement or any Asset Purchase Agreement or related to the Business applicable to Buyer or any Asset Purchasers, as the case may be. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

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         6.7 No Solicitation of Offers.

                  (a) Unless and until this Agreement shall have been terminated by either party pursuant to Article 12 hereof, Seller covenants that following the date hereof it and the Asset Sellers will not (and shall use its and their best efforts to ensure that none of its officers, directors, agents, representatives or Affiliates) take or cause, directly or indirectly, any of the following actions with any party other than Buyer or its designees: (i) solicit, initiate, or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or a significant part of the Business or the Acquired Assets whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Proposal"); (ii) disclose, in connection with an Acquisition Proposal, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, any effort or attempt by any other person to do or seek any of the foregoing; (iii) enter into or execute any agreement relating to an Acquisition Proposal; or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal other than with respect to the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall prohibit Seller or any Asset Seller from taking any of the actions specified above or in connection with an unsolicited Acquisition Proposal that involves consideration that is economically superior to the consideration to be paid hereunder and does not contemplate any condition relating to the obtaining of funds for such Acquisition Proposal, provided, that in each case, its Board of Directors determines in good faith, after consultation with outside legal counsel, that such action is required by the fiduciary duties of such directors under applicable state law. Seller shall immediately cease and terminate, and cause any of the Asset Sellers to cease and terminate immediately all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  (b) In the event a Seller or an Asset Seller shall receive any Acquisition Proposal, directly or indirectly, or any request for disclosure with respect to information of the type referred to in clause (a)(ii) above, it shall, prior to taking any action in response thereto, inform Buyer of such fact and shall, in any such notice to Buyer, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. Subject to the fiduciary obligations of the directors and officers under applicable law, Seller agrees not to release any third party from, or waive any provision of, and shall cause any Asset Seller not to release any third party from, or waive, any confidentiality or standstill agreement relating to the Business and to which such Seller or Asset Seller is a party. Notwithstanding the foregoing, Seller shall not enter into and shall cause any Asset Seller not to enter into a definitive agreement to transfer the Acquired Assets or any portion of

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Seller's Business to any third party until and unless this Agreement has been terminated pursuant to Section 12 hereof.

         6.8 Consummation of Agreement. Seller will use its reasonable best efforts to cause all of the conditions set forth in Article 7 to be satisfied. Buyer will use its reasonable best efforts to cause all of the conditions set forth in Article 8 to be satisfied.

         6.9 Non-Competition.

                  (a) Period and Conduct. As further consideration for the purchase and sale of the Acquired Assets and the transactions contemplated by this Agreement and the Asset Purchase Agreements, during the period commencing on the Closing Date through and until the date five (5) years following the Closing Date (the "Restricted Period"), Seller covenants and agrees that it shall not and shall cause each of its Affiliates not to, for any reason whatsoever, directly or indirectly, either individually or as owner, partner, stockholder, consultant, lender or otherwise:

                           (i) in the Prescribed Territory (as defined in
Section 6.9(c)), compete with Buyer in the provision of photo-finishing services or the manufacture, production, design, engineering, importation, purchase, marketing, sale, distribution, research or development of photo-related products (excluding paper, toner, printer cartridges and other products used, intended to be used or capable of being used for the reproduction of images by means other than silver halide-based processes) the same as, similar to, or having a similar purpose or use to those services provided by Buyer or those products manufactured, produced, designed, engineered, imported, purchased, marketed, sold distributed or developed (or being developed) by Seller on or prior to the Closing or by Buyer after the Closing (collectively, the "Products"); or

                           (ii) in the Prescribed Territory, solicit, or accept
or purchase orders or business of any kind relating to the provision of photo-finishing services or the manufacture, production, design, engineering, importation, purchase, marketing, sale, distribution, research or development of any Products from any customer or supplier of Seller on or prior to the Closing or of Buyer after the Closing.

                  (b) Confidential Information. Seller acknowledges and agrees that the use, disclosure or publication by it, or by any of its Affiliates, of any Confidential Information (defined below) after the Closing could cause the Business substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Seller covenants and agrees with Buyer that Seller will not and will cause its Affiliates not to at any time, except with the prior written consent of Buyer, directly or indirectly, use, disclose, or publish, or permit others not so authorized to use,

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
disclose, or publish any Confidential Information. Notwithstanding the foregoing, Seller and its Affiliates may disclose such information, only if and to the extent: (i) Seller or its Affiliates in good faith believes on the advice of counsel that it or they are required by law, (ii) required by court order or subpoena (a copy of which shall be provided to Buyer ten (10) days prior to disclosure), or (iii) available in the public domain. As used in this Agreement, the terms "Confidential Information" includes, without limitation, information Seller or its Affiliates have not previously disclosed to the public with respect to Seller's or its Affiliates' past, present or future operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any products or services of the Business), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters of the Business, any other confidential and proprietary information, and any other information not generally known outside the Business that may be of value to the Business but excludes any information already properly in the public domain. "Confidential Information" also includes confidential and proprietary information and trade secrets that third parties entrust to Seller or its Affiliates in confidence. Seller acknowledges and agrees that the rights and obligations set forth in this Section 6.9(b) will continue indefinitely.

                  (c) Prescribed Territory. Seller and its Affiliates shall refrain from engaging in the activities described in this Section 6.9 during the period specified in Section 6.9(a) in the United States, the United Kingdom and Canada (the "Prescribed Territory").

                  (d) Remedies. Inasmuch as any breach, or failure to comply with, Section 6.9 of this Agreement will cause serious, substantial and irreparable damage to Buyer, if Seller or any of its Affiliates should in any way breach, or fail to comply with, the terms of Section 6.9 of this Agreement, Buyer shall be entitled to an injunction restraining Seller and its Affiliates from such breach or failure. All remedies expressly provided for herein are cumulative of any and all other remedies now existing at law or in equity. Buyer shall, in addition to the remedies herein provided, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation, and for the specific enforcement of the covenants contained herein. Resort to any remedy provided for hereunder or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the recovery by Buyer of monetary damages and compensation.

                  (e) Severability. Each subsection of this Section 6.9 constitutes a separate and distinct provision hereof. In the event that any provision of this Section 6.9 shall finally be determined to be invalid, ineffective or unenforceable, every other provision of this Section 6.9 shall remain in full force and effect. The invalid, ineffective or unenforceable provision shall, without further action by the parties, be automatically amended to effect the original purpose and intent of the invalid, ineffective or unenforceable provision to the maximum extent enforceable under applicable law; provided, however, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

         6.10 Non-Solicitation. During the period commencing on the Closing Date and through and until the date five (5) years after the Closing Date, Seller and its Affiliates shall not, for any reason whatsoever, directly or indirectly, call upon or solicit any Covered Employee for the purpose or with the intent of enticing such employee away from or out of the employ of Buyer. As used herein, "Covered Employee" means an employee of Seller or any Affiliate on the Closing Date who accepts employment with Buyer or any Asset Purchaser on or promptly after the Closing Date.

7.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE.

         The obligation of Buyer to close the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions precedent, each of which may be waived, in whole or in part, in the sole discretion of Buyer, by a written instrument signed by Buyer.

         7.1 Fulfillment of Covenants. Seller and the Asset Sellers shall have fulfilled or complied with each covenant, obligation and agreement required to be fulfilled or complied with by them prior to the Closing Date under this Agreement and the Asset Purchase Agreements.

         7.2 Accuracy of Representations and Warranties. The representations and warranties of Seller and of the Asset Sellers contained in this Agreement and in the Asset Purchase Agreements shall be true and correct on the date when made and shall be repeated at and as of the Closing Date and shall be true and correct as so made again (unless a representation is made as of a specific date, and in such event it shall be true and correct as of such date); provided, however, that in the event Seller has provided Buyer with written notice prior to the Closing Date of an event or development arising after the date hereof and prior to the Closing Date that causes any representation or warranty of Seller in this Agreement not to be true and correct on the Closing Date (a "Seller's Notice"), then Buyer shall, in its sole discretion, either (i) elect not to close the transactions contemplated by this Agreement by reason of the failure of the condition to Closing specified in this Section 7.2 to be satisfied, or
(ii) elect to close the transactions
contemplated by this Agreement, notwithstanding the failure of the condition to Closing specified in this Section 7.2 to be satisfied, in which event Buyer shall be deemed to have waived the condition to Closing specified in this
Section 7.2 with respect to the matters specified in Seller's Notice and shall not seek or be entitled to indemnification under Article 10 with respect to only the matters specified in Seller's Notice.

         7.3 Authorizations and Consents. Seller and each Asset Seller shall have obtained and made all governmental or other authorizations, approvals, consents, permits, waivers and filings which are necessary under all applicable laws and regulations for the consummation by Seller and each Asset Seller of the transactions contemplated by this Agreement and the Asset Purchase Agreements.

         7.4 No Litigation. No injunction shall be outstanding which would prevent consummation of the transactions contemplated by this Agreement and the Asset Purchase Agreements. No provision of any applicable domestic law or regulation, and no judgment, injunction, order or decree of a governmental authority that has the effect of making the Closing illegal or otherwise restrains or prohibits the Closing from occurring shall be in effect (each party agreeing to use commercially reasonable efforts, including appeals to higher courts, to have any such judgment, injunction, order or decree lifted).

         7.5 Seller's Certificate. Seller shall have delivered to Buyer a certificate dated the Closing Date and executed by an executive officer of Seller to the effect that each of the conditions specified in Sections 7.1 through 7.4 is satisfied.

         7.6 Opinion of Counsel. Buyer shall have received from Hale and Dorr LLP a legal opinion addressed to Buyer, dated as of the Closing Date, in a form reasonable and customary for transactions of this nature.

         7.7 HSR Act and Similar Matters. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated, and all necessary authorizations, approvals, consents, permits or waivers under any similar foreign laws shall have been obtained.

8.       CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE.

         The obligation of Seller to close the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions precedent, each of which may be waived, in whole or in part, in the sole discretion of Seller, by a written instrument signed by Seller.

         8.1 Fulfillment of Covenants. Buyer and the Asset Purchasers shall have fulfilled or complied with each covenant, obligation and agreement required to be fulfilled or complied with by them prior to the Closing Date under this Agreement and the Asset Purchase Agreements.

         8.2 Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement and in the Asset Purchase Agreements shall be true and correct on the date when made and shall be repeated at and as of the Closing Date and shall be true and correct as so made again (unless a representation is made as of a specific date, and in such event it shall be true and correct as of such date); provided, however, that in the event Buyer has provided Seller with written notice prior to the Closing Date of an event or development arising after the date hereof and prior to the Closing Date that causes any representation or warranty of Buyer in this Agreement not to be true and correct on the Closing Date (a "Buyer's Notice"), then Seller shall, in its sole discretion, either (i) elect not to close the transactions contemplated by this Agreement by reason of the failure of the condition to Closing specified in this Section 8.2 to be satisfied, or (ii) elect to close the transactions contemplated by this Agreement, notwithstanding the failure of the condition to Closing specified in this Section 8.2 to be satisfied, in which event Seller shall be deemed to have waived the condition to Closing specified in this
Section 8.2 with respect to the matters specified in Buyer's Notice and shall not seek or be entitled to indemnification under Article 10 with respect to only the matters specified in Buyer's Notice.

         8.3 Authorizations and Consents. Buyer and each Asset Purchaser shall have obtained and made all governmental or other authorizations, approvals, consents, permits, waivers and filings which are necessary under all applicable laws and regulations for the consummation by Buyer and each Asset Purchaser of the transactions contemplated by this Agreement and the Asset Purchase Agreements.

         8.4 No Litigation. No injunction shall be outstanding which would prevent consummation of the transactions contemplated by this Agreement or the Asset Purchase Agreements. No provision of any applicable domestic law or regulation, and no judgment, injunction, order or decree of a governmental authority that has the effect of making the Closing illegal or otherwise restrains or prohibits the Closing from occurring shall be in effect (each party agreeing to use commercially reasonable efforts, including appeals to higher courts, to have any such judgment, injunction, order or decree lifted).

         8.5 Buyer's Certificate. Buyer shall have delivered to Seller a certificate dated the Closing Date and executed by an executive officer of Buyer to the effect that each of the conditions specified in Sections 8.1 through 8.4 is satisfied.

         8.6 Opinion of Counsel. Seller shall have received from Wilmer, Culter & Pickering a legal opinion addressed to Seller, dated as of the Closing Date, in a form reasonable and customary for transactions of this nature.

         8.7 HSR Act and Similar Matters. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated, and all necessary authorizations, approvals, consents, permits or waivers under any similar foreign laws shall have been obtained.

9.       CLOSING.

         9.1 General. Subject to the conditions set forth in Articles 7 and 8, the consummation of the transactions contemplated by this Agreement and the Asset Purchase Agreements (the "Closing") shall take place at the offices of Hale and Dorr LLP, Boston, Massachusetts at 10:00 AM (Eastern Time), on the later of (i) April 1, 1998 or (ii) the third business day following satisfaction or waiver of each of the conditions contained in this Agreement and the Asset Purchase Agreements, or on such other date as Buyer and Seller may mutually agree (such date being herein referred to as the "Closing Date"). Failure to close on such date shall not relieve either party hereto of its obligations under this Agreement. All transactions at the Closing shall be deemed to take place simultaneously at 12:01 a.m. Eastern Time on the Closing Date, and no transaction shall be deemed to have been completed and no document or certificate shall be deemed to have been delivered until all transactions are completed and all documents are delivered.

         9.2      At the Closing.

                  (a) Seller shall deliver to Buyer, subject to satisfaction of the conditions precedent to the obligations of Seller stated herein, the various certificates, instruments and documents referred to in Sections 7.5 and 7.6;

                  (b) Buyer shall deliver to Seller, subject to satisfaction of the conditions precedent to the obligations of Buyer stated herein, the various certificates, instruments and documents referred to in Sections 8.5 and 8.6;

                  (c) Seller shall cause each Asset Seller to perform, pursuant to its respective Asset Purchase Agreement, all obligations to be performed by it thereunder at the Closing;

                  (d) Buyer shall cause each Asset Purchaser to perform, pursuant to its respective Asset Purchase Agreement, all obligations to be performed by it thereunder at the Closing; and

                  (e) Buyer shall pay to Seller the Purchase Price in the manner and the amount set forth in Sections 2.1 and 2.2.

         9.3. Canada. Notwithstanding any other provision in this Agreement or any Asset Purchase Agreement to the contrary:

                  (a) Seller shall use its reasonable best efforts to obtain any consents and approvals required to assign or transfer fully all rights of its Affiliate, Nashua Photo Limited, under the Canadian postal contract (the "Canadian Postal Contract") to Buyer, from the date hereof until such assignment or transfer has been obtained.

                  (b) Neither Buyer nor any Asset Purchaser shall be obligated to purchase the Acquired Assets or assume the Assumed Liabilities under the Asset Purchase Agreement by and between Buyer and Nashua Photo Limited, a Canadian Corporation (the "Canadian Asset Purchase Agreement"), or consummate the transactions contemplated thereunder unless and until such time as the Canadian Postal Contract shall have been fully assigned and transferred to Buyer; provided, that, such assignment and transfer be obtained no later than ninety (90) days following the Closing Date.

                  (c) If the transactions contemplated under the Canadian Asset Purchase Agreement are not consummated on the Closing Date because the Canadian Postal Contract has not been fully assigned and transferred to Buyer, the Purchase Price payable to Seller pursuant to this Agreement shall be reduced by $2,000,000.

                  (d) If the Canadian Postal Contract has been fully assigned to Buyer within ninety (90) days of the Closing Date, Buyer and Seller shall be obligated to consummate the transactions contemplated by the Canadian Asset Purchase Agreement; provided, that, all other terms and conditions thereunder or hereunder have been fully satisfied, and the Purchase Price for the Acquired Assets under the Canadian Asset Purchase Agreement shall be $2,000,000.

10.      INDEMNIFICATION.

         10.1 Indemnification by Buyer. From and after the Closing Date, Buyer shall indemnify, defend and hold Seller and the Asset Sellers, and their directors, officers and Affiliates (collectively, the "Seller Group") harmless from and against any and all claims, losses, liabilities, damages, costs and expenses (including reasonable attorney's fees to the extent permitted by law), net of any benefits received by the Seller Group including tax benefits, insurance proceeds or warranty reimbursements (collectively, "Losses") that may be incurred by, or asserted against, Seller Group, arising from or related to, directly or indirectly:

                  (a) the failure of Buyer or any Asset Purchaser to assume, pay, perform and discharge the Assumed Liabilities;

                  (b) any claim arising out of the operation of the Business or Buyer's or any Asset Purchaser's conduct after the Closing;

                  (c) any breach of any representation or warranty of Buyer contained herein (unless waived in writing by Seller prior to the Closing); or

                  (d) any breach of any covenant, obligation or agreement of Buyer or the Asset Purchasers contained herein or in any Asset Purchase Agreement (unless waived in writing by Seller prior to the Closing).

         10.2 Indemnification by Seller. From and after the Closing Date, Seller shall indemnify, defend and hold Buyer and the Asset Purchasers, and their directors, officers and Affiliates (collectively, the "Buyer Group") harmless from and against any and all Losses that may be incurred by, or asserted against, Buyer Group, arising from or related to, directly or indirectly:

                  (a) the failure of Seller or any Asset Seller to assume, pay, perform and discharge all liabilities other than the Assumed Liabilities;

                  (b) any claim arising out of the operation of the Business or Seller's or any Assets Seller's conduct prior to or on the Closing, other than those claims specifically disclosed on the Disclosure Schedules, Assumed Liabilities or any other obligations or any liabilities to be paid or discharged by Buyer as provided in this Agreement or any Asset Purchase Agreement;

                  (c) any breach of any representation or warranty of Seller or the Asset Sellers contained herein or in any Asset Purchase Agreement (unless waived in writing by Buyer prior to the Closing);

                  (d) any breach of any covenant, obligation or agreement of Seller or the Asset Sellers contained herein or in any Asset Purchase Agreement (unless waived in writing by Buyer prior to the Closing);

                  (e) any claims made by creditors, with respect to non-compliance with any bulk transfer law, except to the extent that such claims result from Buyer's failure to pay when due the Assumed Liabilities; or

                  (f) litigation matters disclosed on Schedule 5.1(m) to the Asset Purchase Agreements (except with respect to any action taken by Buyer after the Closing in breach of the Kaplan matter as disclosed and except for the U.S. Postal Rate litigation referred to in Schedule 5.1(m) of the U.S. Asset Purchase Agreement which Buyer acknowledges Seller makes no indemnification).

         10.3 Time Limitation. The right of Seller Group or Buyer Group, as applicable, to indemnification under Section 10.1 or Section 10.2, respectively, shall apply only to those claims for indemnification which are delivered pursuant hereto during the applicable period set forth in Section 13.1. Notwithstanding anything in this Agreement to the contrary, there shall be no time limitation for claims for indemnification under Sections 10.1(a), 10.1(b), 10.2(a) and 10.2(b).

         10.4 Third Party Claims.

                  (a) Notification. If any third party shall notify any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other party (the "Indemnifying Party") under this Section 10.4, then the Indemnified Party shall promptly (but no later than fifteen (15) days after notice is received by the Indemnified Party of any Third Party Claim) notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Right of Indemnitor To Defend. The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing, within thirty (30) days after notice to the Indemnifying Party pursuant to Section 10.4(a) of such Third Party Claim, that the Indemnifying Party shall indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with reasonable evidence that the Indemnifying Party has the financial resources to defend against the Third Party Claim and perform its obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) No Settlement without Consent of Indemnitor. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 10.4(b) above, the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim. The Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

                  (d) Rights of Indemnitee if Indemnitor Does Not Defend. In the event any of the conditions in Section 10.4(b) above is unsatisfied, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action with its counsel at its own expense, (B) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party shall remain responsible for any Losses (including any amounts paid in settlement) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 10.4.

         10.5 Limitation. There shall be no liability for indemnification under Sections 10.1 or 10.2 unless, and solely to the extent that, the aggregate amount of Losses exceeds $325,000 (the "Indemnification Threshold"), provided, however, that the Indemnification Threshold shall not apply to adjustments to the Purchase Price pursuant to Section 2.1 and the Asset Purchase Agreements or liability for Losses described in Section 10.2(e) or (f). Notwithstanding the foregoing, the right of any indemnified party to indemnification under Section
10.1 or 10.2 shall be subject to the following provisions:

                  (a) No indemnification shall be payable to an indemnified party with respect to any matters disclosed in any Disclosure Schedule (except as provided in Section 10.2(f)).

                  (b) The aggregate amount of liability of either the Buyer Group or the Seller Group under Section 10.1 or 10.2 shall not exceed 75% of the Purchase Price, as adjusted pursuant to Section 2.1 or 9.3(c), and the Asset Purchase Agreements.

                  (c) No indemnification shall be payable by an indemnifying party to the extent that the claim would have been reduced by the indemnified party properly performing its common law duty to mitigate any loss incurred by it.

         10.6 Payment of Claims; Arbitration. All claims asserted under Section
10.1 or 10.2 of this Agreement shall be paid or otherwise satisfied by the indemnifying party within sixty days after notice thereof is given by the indemnified party; provided, however, that if within such 60-day period, the indemnifying party indicates in a writing delivered to the indemnified party that it disputes the nature or amount of the claim or that the indemnified party is entitled to indemnification hereunder, the dispute upon the election of any party hereto after such 60-day period shall be settled by arbitration by a single arbitrator in New York City in accordance with the commercial arbitration rules of the American Arbitration Association. The fees and expenses of the arbitrator shall be borne by the indemnifying party and the indemnified party in such proportions as shall be determined by the arbitration, or if there is no such determination then such fees and expenses shall be borne equally by the indemnifying party and the indemnified party. The determination of the arbitrator as to the amount, if any, of the indemnification claim which is properly allowable shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof.

         10.7 Limitation on Remedies. It is specifically understood and agreed that in the event a misrepresentation or breach of warranty or covenant is discovered by Buyer or Asset Purchaser after the Closing, Buyer's remedies shall be limited solely to the indemnification set forth in this Article 10 of this Agreement.

11.      GUARANTEES.

         (a) Seller hereby guarantees to Buyer the full and faithful performance by each Asset Seller of its obligations under the Asset Purchase Agreement to which it is a party.

         (b) Buyer hereby guarantees to Seller the full and faithful performance by each Asset Purchaser or any permitted assignee of its obligations under the Asset Purchase Agreement to which it is a party.

12.      TERMINATION.

         12.1 Termination Events. Subject to the other provisions of this
Article 12, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated and abandoned:

                  (a) By Buyer upon five (5) days written notice to Seller, in the event that any of the conditions precedent to Buyer's obligations set forth in Article 7 with respect to Seller are not satisfied at or during the respective times therein indicated (other than by reason of the material breach by such terminating party of any of its representations, warranties, covenants, or agreements set forth herein) and such conditions are not either

(i) cured by Seller within five (5) days after Buyer gives Seller such notice, or (ii) waived by Buyer at or prior to the Closing Date.

                  (b) By Seller upon five (5) days written notice to Buyer, in the event that any of the conditions precedent to Seller's obligations set forth in Article 8 with respect to Buyer are not satisfied at or during the respective times therein indicated (other than by reason of the material breach by such terminating party of any of its representations, warranties, covenants, or agreements set forth herein) and such conditions are not either (i) cured by Buyer within five (5) days after Seller gives Buyer such notice, or (ii) waived by Seller at or prior to the Closing Date.

                  (c) By either Seller or Buyer if any applicable domestic law, rule, or regulation makes consummation of this Agreement illegal or if any judgment, injunction, order or decree of a court or governmental agency or authority of competent jurisdiction restrains or prohibits the consummation of this Agreement, and such judgment, injunction, order, or decree has become final and nonappealable;

                  (d) By mutual written consent of Seller and Buyer;

                  (e) By Seller upon five (5) days written notice to Buyer, if pursuant to receipt of an Acquisition Proposal that involves consideration that is economically superior to the consideration to be paid hereunder and does not contemplate any condition relating to the obtaining of funds for such Acquisition Proposal (as determined in each case in good faith by Seller's board of directors after consultation with outside legal counsel), Seller's board of directors determines to consummate a transaction based on such Acquisition Proposal. Pursuant to exercising its termination rights under this Section 12.1(e), Seller shall pay Buyer a break-up fee of $2,250,000 in cash by wire transfer within five (5) business days of such termination; or

                  (f) By either Seller or Buyer if the Closing shall not have occurred on or prior to July 1, 1998; provided, however, that no party may exercise its rights under this Section 12.1(f) if such party is in material breach or default under this Agreement.

         12.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 12.1, all further obligations of the parties hereunder shall terminate except Seller's payment obligation under Section 12.1(e) if this Agreement is terminated pursuant to Section 12.1(e); provided, however, that if this Agreement is so terminated by one party pursuant to Section 12.1(a) or 12.1(b) because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's failure to comply with its obligations under any provision of this Agreement, it is expressly agreed and understood that such party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired. No termination of this Agreement shall act to terminate or otherwise impair the obligations set forth in Sections 13.4 (Expenses) and 13.12 (Specific Performance).

13.      MISCELLANEOUS.

         13.1 Survival of Representations and Warranties. All covenants and obligations to be performed after the Closing Date contained in this Agreement or in any other certificate or document delivered pursuant to this Agreement shall survive the Closing and expire in accordance with their respective terms. All representations and warranties contained in this Agreement or in any other certificate or document delivered pursuant to this Agreement shall survive the Closing for a period of eighteen (18) months. The indemnification obligation under Section 10.2(e) shall survive the Closing for a period of six (6) months beyond the applicable federal or state statute of limitations (including extensions thereof). The waiver of any condition, based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement, or other remedy based upon such representations, warranties, covenants or obligations.

         13.2 Amendments. This Agreement may be amended only by a written agreement signed by Seller and Buyer.

         13.3 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) upon receipt if personally delivered or by overnight courier, or (b) on the date sent if made by facsimile transmission to the party to whom such notice or communication is directed to the facsimile number of such person stated below and if followed by a telephone call to such person at the same time to the telephone number stated below (or otherwise provided to or obtained by the sending party) advising such person (or leaving a voice mail for such person) that the facsimile transmission has been sent, to the parties at their respective addresses set forth below.

                  (a)      To Buyer:

                           District Photo Inc.
                           10501 Rhode Island Avenue
                           Beltsville, MD 20705
                           Attn:  Neil D. Cohen, President and Chief
                                  Executive Officer
                           Facsimile:  301-937-2532
                           Phone:  301-937-5300
                           with a copy to:

                           Wilmer, Cutler & Pickering
                           2445 M Street, N.W.
                           Washington, D.C. 20037-1420
                           Attn:  George P. Stamas, Esq.
                           Facsimile:  202-663-6363
                           Phone:  202-663-6000

                  (b)      To Seller:

                           Nashua Corporation
                           44 Franklin Street
                           Nashua, NH 03062
                           Attn: Paul Buffum, Vice President and General Counsel
                           Facsimile:  603-880-2747
                           Phone:  603-880-2323

                           with a copy to:

                           Hale and Dorr LLP
                           60 State Street
                           Boston, MA 02109
                           Attn:  John K. P. Stone III, Esq.
                           Facsimile:  617-526-5000
                           Phone:  617-526-6000

Such addresses or persons may be changed, from time to time, by means of a notice given in the manner provided in this Section 13.3.

         13.4 Expenses.

                  (a) Each of Seller, Asset Seller and Buyer will bear its own expenses in connection with the negotiation and the consummation of this Agreement and the Asset Purchase Agreements.

                  (b) Buyer and Seller shall share equally the first $200,000 of costs incurred, whether at or subsequent to the Closing, in connection with the transfer of the Acquired Assets to Buyer as contemplated by this Agreement or the Asset Purchase Agreements, including without limitation, all use, excise, sales, real property, stamp duty and other transfer taxes and charges applicable to such transfer; all recording charges and fees applicable to the registration and recordation of deeds and mortgages and other instruments of transfer; and all costs of obtaining or transferring permits, registrations, applications and other tangible and intangible properties, and Buyer shall pay all such costs incurred in excess of $200,000.

         13.5 Waiver. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

         13.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13.7 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, constitutes the entire agreement, and supersedes all other prior agreements (except that certain Confidentiality and Non-Disclosure Agreement by and between Buyer and BT Alex. Brown Incorporated on behalf of Seller, dated December 11, 1997 as modified by letter dated February 5, 1998 from Buyer to Seller so as to make Seller's U.S. photofinishing operations subject thereto, which documents the parties agree remain in full force and effect) and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter thereof; provided, however, that the identity of Buyer shall not be deemed confidential.

         13.8 Assignment. This Agreement shall not be assigned by either Buyer or Seller or by operation of law or otherwise, except with the written consent of the other party; provided, however, that Buyer shall be permitted to assign this Agreement and each of the Asset Purchase Agreements to an Affiliate or an otherwise related entity without Seller's consent, but any such assignment shall not relieve Buyer of its obligations hereunder specifically including but not limited to its obligations under Section 11 or under any Asset Purchase Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         13.9 Governing Law; Time of the Essence. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (excluding the conflict of laws provisions thereof). Time is of the essence in the performance of this Agreement.

         13.10 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

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
         13.11 Publicity. Until the business day after the Closing Date and except for any public disclosure which Buyer or Seller in good faith believes, upon the advice of its legal counsel, is required by law or applicable stock exchange rules, neither party shall issue any press release regarding the transactions contemplated hereby, without the prior written approval of the other party, which shall not be unreasonably withheld. The parties hereto shall issue a mutually acceptable press release as soon as practicable after the execution of this Agreement and as soon as practicable after the Closing.

         13.12 Specific Performance. Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of any foreign country, the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         13.13 Jurisdiction. In the event that any dispute should arise between Buyer and Seller with respect to any matter covered by this Agreement (other than disputes described in Section 10.6), the parties hereto consent to the sole and exclusive jurisdiction of the state and federal courts of the United States and the State of Delaware located in Dover, Delaware in connection with the adjudication of any such dispute.

         13.14 Legal Fees. In the event of any litigation between Seller and Buyer arising out of this Agreement, the party prevailing in such litigation shall be entitled to have its reasonable attorneys' fees and expenses reimbursed by the other party.

         13.15 Actions. The parties will execute and deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

         13.16 Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

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         13.17 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                           [Signature Page Following]


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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                              NASHUA CORPORATION


                                              By: __________________________
                                              Name:_________________________
                                              Title:________________________


                                              DISTRICT PHOTO INC.


                                              By: __________________________
                                              Name:_________________________
                                              Title:________________________


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